EXHIBIT (21)
                             LIST OF SUBSIDIARIES

                                                      State or Country of
Name of Subsidiary                                       Incorporation
------------------                                    -------------------
Dimso Iberica S.A.                                       Spain
Dimso SA                                                 France
Osteonics Corp.                                          New Jersey
Physiotherapy Associates, Inc.                           Michigan
Physiotherapy Associates UK Ltd.                         United Kingdom
Stryker Arroyo, Inc.                                     Delaware
Stryker Australia Pty. Ltd.                              Australia
Stryker B.V.                                             The Netherlands
Stryker (Barbados) Foreign Sales Corporation             Barbados
Stryker Biotech France SARL                              France
Stryker Canada Inc.                                      Canada
Stryker China Limited                                    Hong Kong
Stryker Corporation (Malaysia) SDN.BHD.                  Malaysia
Stryker Deutschland GmbH                                 Germany
Stryker Far East, Inc.                                   Delaware
Stryker Foreign Sales Corporation                        U.S. Virgin Islands
Stryker France SA                                        France
Stryker Italia SRL                                       Italy
Stryker Korea Ltd.                                       Korea
Stryker Mexico, S.A. de C.V.                             Mexico
Stryker Osteonics SA                                     Switzerland
Stryker Pacific Limited                                  Hong Kong
Stryker Puerto Rico, Inc.                                Delaware
Stryker SA                                               Switzerland
Stryker Sales Corporation                                Michigan
Stryker Singapore Private Limited                        Singapore

Stryker Corporation directly or indirectly owns 100% of the outstanding voting securities of each of the above-named subsidiaries.

Stryker is a 51% investor in:
     Matsumoto Medical Instruments, Inc.                 Japan

Stryker effectively controls:
     Stryker India Medical Equipment Private Limited     India